Exhibit 10.2
Execution Copy

Amendment No. 1 to Separation Agreement
Dated: December 9th, 2013
This Amendment No. 1 (“Amendment”), to that certain Separation Agreement (the “Agreement”) between Sears Holdings Corporation, a Delaware corporation (“SHLD”), and Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHO”), is made by the parties thereto and is retroactive to November 30th, 2013 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.
Whereas, the parties have determined that it is in both parties interest to amend the Separation Agreement and certain of the Ancillary Agreements thereto in connection with certain disputes that have arisen between the parties.
NOW, THEREFORE, in consideration of the above premises and the mutual covenants and other good and valuable consideration contained herein, the parties agree as follows:

1.	Amendments. As of the Amendment Date, the Agreement shall be modified as set forth below:

a.	Ancillary Agreements. The definition of “Ancillary Agreements” in Section 1.1 of the Agreement is amended by adding a new subsection (viii) as follows:

“(vii)    the “Retail Establishment Agreement; and

(viii)    the Supplemental Agreement.

b.	Additional Cooperation. A new Section 12.2 is added to the Agreement as follows:

“12.2    Additional Cooperation. The parties agree to further cooperate with each other as follows (including, where applicable, causing their Affiliates to provide such cooperation):

(a)    Subleasing by SHO and its Affiliates. For each lease or sublease to SHO granted by SHLD’s Affiliates that require SHLD’s Affiliates’ consent to sublease, SHLD’s Affiliate will not unreasonably withhold or delay their consent to subleases by SHO to its dealers and franchises. For each such request, SHO will pay SHLD a $2,500 per-sublease consent fee. SHLD’s Affiliates’ may not withhold its consent to a sublease due to the proximity of such location to a Sears FLS (unless such location is in violation of the proximity restrictions contained in the parties’ Merchandising Agreement).”

(b)    Sears Canada. SHO is permitted to hold direct discussions with Sears Canada about business opportunities (thru October 31, 2018). The rights of Sears Canada’s shareholders will not be affected. For clarity, the parties note that this provision does not grant SHO any additional rights under the parties’ Ancillary Agreements.

DMLIB-#442077-v5-SHLD_SHO_Amendment_No__1_to_Separation_Agreement.DOCX

Exhibit 10.2
Execution Copy

(c)    Caribbean. SHO and SHC will negotiate in good faith with respect to SHO’s proposals from time to time to conduct its dealer and franchise business in the Caribbean region; provided that neither party is obligated to enter into a definitive agreement. SHO acknowledges that SHC has existing contractual obligations and rights in effect with counterparties conducting business in the region. For clarity, the parties note that this provision does not grant SHO any additional rights under the parties’ Ancillary Agreements.

(d)     Additional Businesses. SHO may own, establish, acquire, and operate businesses (each a “New SHO Business”) that do not: (i) use the “Sears” name, and (ii) that is not a Seller Competitor. SHLD’s Affiliates will not be obligated to supply merchandise or provide services for any New SHO Businesses (under the Ancillary Agreements and SHO and its Affiliates will not be obligated to accept performance from SHLD’s Affiliates under the Ancillary Agreements), but upon SHO’s request, SHLD Affiliates and SHO will negotiate in good faith, regarding SHLD’s Affiliates continuing to, on commercially reasonable terms, supply merchandise and to provide services for New SHO Businesses permitted under this subsection (d); provided that neither party is obligated to enter into a definitive agreement.

(e)     Ground Leases. SHO is the owner of certain buildings on land leased by a SHLD Affiliate at the following locations: (x) Portage, IN; (y) O’Fallon, MO; and (z) Shelton, CT (the “SHLD Ground Leases”). With respect to each location, SHLD’s Affiliates have authorized SHO to speak with the landlord on the SHLD Ground Lease regarding (1) the cancellation of the SHLD Ground Lease for the location, at no charge or liability to SHLD and (2) the execution and delivery of a new ground lease for the location between the landlord and SHO, at no charge to SHLD (each new lease, a “New Ground Lease”). SHO will use commercially reasonable efforts to enter into a New Ground Lease for each location on the foregoing terms, and if, with respect to a location, SHO and the Landlord enter into a New Ground Lease; SHLD will consent to the cancelation of the existing SHLD Ground Lease; provided that it is at no cost to SHLD. Subject to the next sentence, if with respect to a location SHO has complied with the preceding sentence but the Landlord for the location is unwilling to enter into a New Ground Lease with SHO and/or cancel the existing SHLD Ground Lease, the applicable SHLD Affiliate will assign the SHLD Ground Lease for the location to SHO provided that either a landlord’s consent is not required or SHO has obtained such consent at its sole cost and expense. With respect to each such assignment, SHLD Affiliate’s will not be obligated to (i) pay any amount in connection with such assignment (other than amounts which SHO agrees in advance and in writing to pre-fund to such SHLD Affiliate for payment to the landlord or applicable third parties) or (ii) incur any other additional liability or any ongoing liability (except remaining liable as tenant on the SHLD Ground Lease) in connection such assignment. If SHLD’s Affiliates remain liable as tenant or otherwise with respect to an SHLD Ground Lease that is assigned to SHO, SHO will provide SHLD’s Affiliates with an indemnification agreement containing commercially reasonable terms and conditions.

(f)     Norristown. SHLD and SHO will enter a lease to zero out rent back to the Effective Date and SHO will have responsibility under that lease for the upkeep of the

DMLIB-#442077-v5-SHLD_SHO_Amendment_No__1_to_Separation_Agreement.DOCX

Exhibit 10.2
Execution Copy

Norristown property. In addition, upon SHO’s request, SHLD will convey to SHO, via a quit-claim deed, title to the buildings, structures, and improvements (that includes all existing easements and development rights, to the extent they exist) associated with the Norristown estate for years; in which case SHO will be liable for all costs associated with transferring such property to SHO (e.g. transfer taxes) and SHO will within 5 days reimburse SHLD for any such costs pay by SHLD.\

(g) HVAC, Utilities, and Related Matters Regarding Certain SHO-SHLD Leases/Subleases. SHO’s obligations under the leases and subleases from SHLD’s Affiliates listed on Schedule 12.2(g) regarding HVAC, utilities, taxes, insurance, and similar items (such as roofs, other structural matters, parking lot repairs, and storm drains) will reflect the following resolution of these matters (which resolutions are reflected in the four recently executed TGI leases):

(1)SHO will have no responsibility for CAM, taxes, and insurance, which will be included in the existing basic rent.

(2)SHO will be responsible for utilities (gas, water, electric, sewer) based on the percent of building being leased/subleased by SHO (assumes co-tenant is similar user). For example, if SHO occupies 30,000 sf of a 100,000 sf building, SHO will pay 30% of total utility expense. If SHO occupies all of a building SHO will pay 100% of the total utility expense.

(3)SHLD’s Affiliates will have sole responsibility for maintenance, repair and replacement of roofs, building structures, sprinkler systems, parking lots, storm drains, common areas, and similar obligations.

(4)SHO will be responsible for maintenance, repair, and replacement of the HVAC units directly serving the area it occupies subject to an annual, per location, cap on such charges of $15,000 (“Annual HVAC Cap”). Expenses in excess of the Annual HVAC Cap will be reimbursed by SHLD Affiliates and amortized over the remaining years of lease (but no less than 3 years) and will be paid as additional rent up to the Annual HVAC CAP in years when HVAC service does not exceed the cap.  SHO will have no obligation to pay outstanding amortized amounts at lease/sublease termination. For example, if a property on Schedule 12.2(h): (i) SHLD had 3 years left on its lease (2014-2016) and (iii) that property needed a single 30K HVAC repair in 2014on an HVAC unit directly serving the area occupied by SHO, then SHO’s rent would be increased by $15K in 2014, and by $7.5K in 2015 and 2016 to cover the repair.

(h)     Changes Affecting accounting entries. Each party agrees that prior to changing an established practice for entering accounting entries that affect the other party’s accounts (e.g., due to a change in such party’s interpretation of an Ancillary Agreement),

DMLIB-#442077-v5-SHLD_SHO_Amendment_No__1_to_Separation_Agreement.DOCX

Exhibit 10.2
Execution Copy

such party will notify the other party in writing of such change in accordance with the notice provisions of the Services Agreement.

(i)     Reporting. In the event of a Dispute, each party agrees that it will, upon reasonable request of the other party, provide specific information requested which is necessary to confirm whether such party is in conformance with this Agreement with respect to such disputed matter; provided that neither party will be required to produce information: (1) that cannot be readably obtained without incurring significant expense or (2) is protectable from discovery because it is legally privileged or constitutes attorney client work product.”

c.	Schedule 12.2(g). A new Schedule 12.2(g) is added to the Agreement as set forth on Appendix #1 hereto:

2.
Condition Precedent. It is a condition precedent to the effectiveness of this Amendment that the parties (or their Affiliates, as applicable) also execute (collectively the “Related Amendments”): (a) that certain Amendment #2 to Merchandising Agreement, (b) that certain Amendment No. 1 to Services Agreement, (c) that certain Amendment No. 1 to Store License Agreement (Outlet), and (d) that certain Supplemental Agreement.

3.
No Other Amendments. Except as expressly amended herein, the Agreement and the Ancillary Agreements shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 14.10(a) of the Agreement) which also applies to this Amendment.

Signature Page Follows

DMLIB-#442077-v5-SHLD_SHO_Amendment_No__1_to_Separation_Agreement.DOCX

Exhibit 10.2
Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below by their respective officers thereunto duly authorized.

SEARS HOLDINGS CORPORATION
By:     /s/ RONALD BOIRE
Ronald Boire
Executive Vice President, Chief Merchandising Officer and President, Sears Full-Line Stores & Kmart Formats
December 9, 2013
SEARS HOMETOWN AND OUTLET STORES, INC.
By:     /s/ W.BRUCE JOHNSON
W. Bruce Johnson
Chief Executive Officer and President
Date: December 9, 2013

DMLIB-#442077-v5-SHLD_SHO_Amendment_No__1_to_Separation_Agreement.DOCX

Exhibit 10.2
Execution Copy

Appendix #1
Schedule 12.2(g)
Leases/Subleases Between SHLD Affiliates and SHO

Property Name	Format	Lease Type
West Babylon NY	OUT	Sublease
West Covina CA	OUT	Sublease
Tampa FL	OUT	Sublease
Tucson AZ	OUT	Sublease
Holyoke MA	OUT	Lease
North Miami Beach FL	OUT	Sublease
Cudahy WI	OUT	Sublease
Bridgeview IL	OUT	Sublease
Chesapeake VA	OUT	Sublease
Englewood CO	OUT	Sublease
Henderson NV	OUT	Lease
Bloomfield MI	OUT	Sublease
Raleigh NC	OUT	Lease
Greensboro NC	OUT	Lease
El Monte CA	OUT	Sublease
Concord NC	OUT	Lease
Norfolk VA	OUT	Lease
Pittsburgh PA ORDC	OUT	Lease
Pearl City HI ORDC	OUT	Sublease
Cupey Bajo PR ORC	OUT	Lease
San Diego CA ORDC	OUT	Lease
Nashville TN ORDC	OUT	Lease
Santa Ana CA ORDC	OUT	Lease
Jacksonville FL	OUT	Lease
Shoreline WA	OUT	Lease
Hendersonville TN	OUT	Sublease
Minneapolis MN	OUT	Lease
St.Petersburg FL ORDC	OUT	Lease
Melrose Park IL ORDC	OUT	Lease
Tucker GA ORDC	OUT	Lease
Winter Park FL ORDC	OUT	Lease
Richmond VA ORDC	OUT	Lease
Sacramento CA ORDC	OUT	Sublease
Sparks NV	OUT	Lease
Hayward CA	OUT	Sublease
Houston TX ORDC	OUT	Lease
Wauwatosa WI	OUT	Sublease

DMLIB-#442077-v5-SHLD_SHO_Amendment_No__1_to_Separation_Agreement.DOCX